Exhibit 10.3

AMENDMENT TO OPTION AGREEMENTS
The holder listed below (“Participant”) and TransDigm Group Incorporated, a Delaware corporation (the “Company”), hereby enter into this Amendment to Option Agreements as of July __, 2022.
Participant and Company are parties to one or more Stock Option Agreements as listed below (the “Option Agreements”) pursuant to the Company’s 2007 Stock Incentive Plan and/or the Company’s 2014 Stock Option Plan (each, a “Plan”), whereby Participant was granted options to purchase shares of the Company’s common stock, par value $0.01 (“Stock”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the applicable Option Agreement.

Date of Grant	Number of Shares Underlying Options Outstanding as of the Date Hereof

The Company and Participant would like to amend the Option Agreements by adding the following paragraph to said Option Agreement:
“Notwithstanding anything to the contrary contained in this Option Agreement, the Plan or any applicable plan providing for cash dividend equivalent rights, if an extraordinary dividend is declared on the Stock following the date of this Amendment and if the holders of Options of the Company generally are entitled to receive dividend equivalent payments with respect thereto, then the exercise price of the Option shall be reduced by the amount per share of such extraordinary dividend; provided, however, that if as a result of the foregoing reduction, the exercise price would be below zero, then this provision will apply only to the extent the exercise price would be zero and the remainder of any dividend equivalents related to an extraordinary dividend will be paid in cash.”
No other provisions of the Option Agreements or the Plan or any applicable dividend equivalent plan are amended hereby.
By his or her signature, Participant agrees to be bound by the terms and conditions of the Plan and the Stock Option Agreement, as modified by this Amendment.

TRANSDIGM GROUP INCORPORATED		PARTICIPANT

By:		By:
Print Name:	Michael Lisman	Print Name:
Title:	Executive Vice President and Chief Financial Officer
Address:	1301 E. 9th St., Suite 3000 Cleveland OH 44114	Address: